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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 2000, except as to the reverse stock split described in Note 2 and the information in Note 14 for which the date is October 31, 2000, relating to the financial statements, which appears in Evergreen Solar Inc.'s Prospectus dated November 1, 2000, filed with the Securities and Exchange Commission pursuant to Rule 424(b)(1) under the Securities Act of 1933 on November 2, 2000.


                                 /s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
January 5, 2001